UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

September 2, 2021

NEXTGEN HEALTHCARE, INC.

(Exact name of Registrant as Specified in Its Charter)

California	001-12537	95-2888568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Piedmont Rd., NE Building 6, Suite 700 Atlanta, GA		30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (404) 467-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	NXGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

As previously disclosed in the Company’s Form 10-Q for the period ended June 30, 2021, on July 29, 2021, NextGen Healthcare, Inc. (the “Company”) received a verdict in favor of the Company and the individual defendants on all counts following trial for resolution of claims made against the Company by Ahmed D. Hussein (“Hussein”), a former director and significant shareholder of our Company, with no financial liability for the Company. As also previously disclosed, Hussein issued an arbitration demand seeking indemnification for the fees he incurred defending against our cross-complaint. Following briefing and a hearing at the liability phase of the arbitration, the arbitrator held that Hussein was entitled to indemnification for “expenses” (as that term is defined in Hussein’s indemnification agreement with the Company) incurred in defense of the Company’s cross-complaint against him. The arbitrator reserved all other claims related to costs and damages for a second phase of the arbitration. On June 10, 2021, the arbitrator heard argument on the quantum of indemnifiable expenses. On September 2, 2021, the arbitrator awarded Hussein indemnification for fees and costs incurred defending the cross-complaint.  After trebling the fees incurred pursuant to Hussein’s supplemental agreement with his attorneys, and adding in interest and costs, the arbitrator calculated that the Company owes Mr. Hussein $11,369,923.42 in indemnification, of which a portion was previously reserved by the Company. The amount is not material to the Company’s business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2021	NEXTGEN HEALTHCARE, INC.

	By:	/s/ Jeffrey D. Linton
Jeffrey D. Linton
General Counsel and Secretary